UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2025, Six Flags Entertainment Corporation (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Dendur Capital LP and certain of its affiliates (together, “Dendur”). The following is a summary of the material terms of the Cooperation Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Cooperation Agreement, the Company has agreed to nominate Felipe Dutra and Steven Hoffman (each a “New Director” and, together, the “New Directors”) as Class I directors for election to the Board of Directors of the Company (the “Board”) at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”) and will nominate, recommend, support and solicit proxies for the election of each of the New Directors at the 2025 Annual Meeting in the same manner as for the Company’s other nominees at the 2025 Annual Meeting. In the event that any New Director is unable to or refuses to serve on the Board for any reason, Dendur has the right to propose a candidate for replacement of such New Director that is reasonably acceptable to the Board.

Subject to certain exceptions, Dendur also agreed in the Cooperation Agreement to certain voting commitments and standstill obligations, effective as of the date of the Cooperation Agreement until the earlier of (i) the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for the 2027 annual meeting of stockholders pursuant to the Company’s bylaws or (ii) the date that is 120 days prior to the first anniversary of the 2026 annual meeting of stockholders (the “Standstill Period”).

The Cooperation Agreement also includes, among other provisions, procedures for determining any replacements for the New Directors, mutual non-disparagement covenants, expense reimbursement and other items that are more fully addressed in the Cooperation Agreement.

The Cooperation Agreement will terminate upon the expiration of the last day of the Standstill Period, unless earlier terminated by mutual written agreement of the Company and Dendur.

Separate from the agreements made in the Cooperation Agreement, the Company will also nominate Sandra Cochran and Michael Colglazier for election to its Board of Directors at the Company’s 2025 Annual Meeting as Class I directors.

Effective immediately prior to the 2025 Annual Meeting, each of Michelle Frymire (Class II), Esi Eggleston Bracey (Class II), D. Scott Olivet (Class II), and Enrique Mena (Class I) will resign from the Board. As such, the Company’s Board will continue to comprise 12 directors, 10 of whom are independent.

As a result of the foregoing and in accordance with the Certificate of Incorporation and Bylaws of the Company, the Board anticipates that each of Chieh Huang, Louis Carr and Jennifer Mason will be re-classified from Class I directors to Class II directors, along with continuing Class II director Marilyn Spiegel, to serve for a term expiring at the 2026 annual meeting of stockholders of the Company. No changes are anticipated with respect to the Class III directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release relating to its intent to refresh the Board with four new independent directors at the 2025 Annual Meeting and the Cooperation Agreement, as described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated as of March 10, 2025, by and between the Company and Dendur

99.1	Press Release dated March 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Chief Financial Officer

Date: March 10, 2025